April 20, 2012	For immediate release

Park National Corporation announces plan to repurchase

all preferred stock issued under U.S. Capital Purchase Program

NEWARK, Ohio – Park National Corporation (Park) (NYSE Amex: PRK) reported today that it will repurchase all $100 million of the preferred stock (100,000 shares) it sold to the U.S. Department of the Treasury on December 23, 2008, as part of the Capital Purchase Program (CPP). On April 19, 2012, Park received official approval from the Treasury to repurchase the preferred stock on Wednesday, April 25, 2012.

Park issued $30 million of 7.00 percent subordinated notes due April 20, 2022 today as part of its plan to repay the CPP funds to the U.S. Treasury. Accredited investors purchased the subordinated notes in a private placement. The remaining $70 million of funds used to repurchase the preferred stock will be generated by reducing Park’s short-term investments, which earn an interest rate of only 0.25 percent.

The interest rate on the preferred stock under the CPP was 5.00 percent. However, these interest payments were not tax deductible by Park and resulted in a tax equivalent borrowing cost of 7.69 percent. The interest payments on the subordinated notes are tax deductible. The CPP and the Troubled Asset Relief Program (TARP) were established under the Emergency Economic Stabilization Act of 2008.

“We are pleased to repay the $100 million of CPP funds next week. The continuing recovery in general economic conditions coupled with the sale on February 16, 2012 of our former Vision Bank subsidiary makes this a natural next step,” said Park Chairman C. Daniel DeLawder. “Park’s participation in the CPP helped ensure our ability to lend money to individuals and businesses through a challenging recession. Our clients and communities rely on us for service and support regardless of economic conditions, good or bad. The CPP funds were a sensible tool we used to maintain our leadership role as local lenders and providers of financial services.”

Park was one of the few bank-holding companies in the United States over the past five years that maintained its historical level of quarterly dividend to common shareholders. Many bank-holding companies were forced to suspend or significantly reduce their quarterly common dividend. According to DeLawder, Park’s success is largely due to the 11 community bank affiliates that comprise The Park National Bank. Net income for The Park National Bank exceeded $100 million for each of the past three years.

Park President David L. Trautman said, “Our affiliate banks throughout the state of Ohio have performed very successfully and continue to lend money. Home ownership has not been this affordable for many years. Our local bankers stand ready to help people purchase a home or refinance their home loan.”

Headquartered in Newark, Ohio, Park National Corporation has $6.8 billion in total assets (as of March 31, 2012). Park consists of 11 community bank divisions, a non-bank subsidiary and two specialty finance companies. Park's Ohio-based banking operations are conducted through Park subsidiary The Park National Bank and its divisions which include Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, Farmers & Savings Bank Division, United Bank Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division, The Park National Bank of Southwest Ohio & Northern Kentucky Division and Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance). Park also includes Guardian Financial Services Company (d.b.a. Guardian Finance Company) and SE Property Holdings, LLC.

Media contacts: Bethany Lewis, 740.349.0421, blewis@parknationalbank.com or John Kozak, 740.349.3792

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Park National Corporation

50 N. Third Street, Newark, Ohio 43055

www.parknationalcorp.com

Park cautions that any forward-looking statements contained in this news release or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and the credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial service organizations increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act’s provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Park National Corporation

50 N. Third Street, Newark, Ohio 43055

www.parknationalcorp.com